UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
February 23, 2023
Date of Report (Date of earliest event reported):

INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue, Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 944-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value	INTU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On February 23, 2023, Intuit Inc. announced its financial results for the fiscal quarter ended January 31, 2023 and provided forward-looking guidance. A copy of the press release is attached to this Report as Exhibit 99.01.
The information in this Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 23, 2023, Intuit Inc. (the “Company”) announced that the Compensation and Organizational Development Committee of the Company’s Board of Directors approved the appointment of Sandeep Aujla as the Company’s Executive Vice President and Chief Financial Officer, effective August 1, 2023. Mr. Aujla, 47, has served as the Company’s Senior Vice President, Small Business and Self-Employed Group Finance since January 2019. Prior to that, he served as Vice President, Small Business and Self-Employed Group Finance from June 2015 to January 2019. Prior to joining the Company, Mr. Aujla held executive finance roles at Visa and was an investment banker at The Goldman Sachs Group and Morgan Stanley & Co. Mr. Aujla holds a Masters of Business Administration from the University of Virginia Darden School of Business.

Effective August 1, 2023, Mr. Aujla will be paid an annual base salary of $770,000 and will be eligible to receive a target annual cash bonus equal to 120% of his base salary. In addition, the Company will grant Mr. Aujla equity awards with an aggregate grant date value of $11,000,000 in July 2023, in accordance with the Company’s ordinary fiscal year end grant practices and subject to the terms of the Company’s Amended and Restated 2005 Equity Incentive Plan.

The Company intends to enter into its standard form of indemnification agreement with Mr. Aujla. There are no arrangements or understandings between Mr. Aujla and any other persons pursuant to which he was selected as an officer of the Company, he has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company also announced that Michelle Clatterbuck, who has served as Chief Financial Officer since February 2018, will transition to a new role effective July 31, 2023. The Company and Ms. Clatterbuck have entered into an agreement (the “Transition Agreement”) pursuant to which Ms. Clatterbuck will continue to be employed by the Company through July 31, 2024 (the “Transition Period”). Effective August 1, 2023, Ms. Clatterbuck will be paid an annual base salary of $125,000 and will be eligible to receive a target annual cash bonus equal to 10% of her base salary. During the Transition Period, while continuing to serve as an employee, Ms. Clatterbuck’s previously granted equity awards will continue to vest in accordance with their terms. The Transition Agreement provides for a customary release of claims by Ms. Clatterbuck and reaffirmation of her obligations under an employee intellectual property assignment and confidentiality agreement.

A copy of the press release is attached to this Report as Exhibit 99.02.
ITEM 8.01 OTHER EVENTS.
On February 23, 2023, Intuit also announced that its Board of Directors approved a cash dividend of $0.78 per share. The cash dividend will be paid on April 18, 2023 to shareholders of record as of the close of business on April 10, 2023. Future declarations of dividends and the establishment of future record dates and payment dates are subject to the final determination of the Intuit Board of Directors. A copy of the press release announcing the cash dividend is furnished as Exhibit 99.01 to this Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

99.01	Press release issued on February 23, 2023 reporting financial results for the quarter ended January 31, 2023 and announcing the cash dividend.*
99.02	Press release issued on February 23, 2023 announcing the Company's succession plan for the role of chief financial officer, effective August 1, 2023.*
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 23, 2023	INTUIT INC.

		By:	/s/ Michelle M. Clatterbuck
Michelle M. Clatterbuck
Executive Vice President and Chief Financial Officer